                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          URBAN SHOPPING CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                          URBAN SHOPPING CENTERS, INC.
                           900 North Michigan Avenue
                                   Suite 1500
                            Chicago, Illinois 60611

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT
--------------------------------------------------------------------------------

                                          March 27, 1998

Dear Shareholder:

     I would like to invite you to attend our 1998 annual meeting of shareholders, which will be held on Wednesday, May 6, 1998, beginning at ten o'clock a.m., Chicago time, at the American National Bank, 1 North LaSalle Street, Chicago, Illinois 60690.

     The formal notice of the annual meeting and the proxy statement can be found on the following pages. A copy of our 1997 annual report is enclosed for your review. Also enclosed is a proxy card and a postage-paid return envelope.

     To be sure that your shares will be voted at the meeting, please complete and sign the enclosed proxy card and return it in the enclosed envelope as promptly as possible. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendation of the Board of Directors; in such event, merely executing and returning the proxy card will be sufficient.

     I hope that you will be able to attend the annual meeting. If you do, you may vote your shares in person even though you have returned a proxy.

                                          MICHAEL HILBORN
                                          Corporate Secretary

                          URBAN SHOPPING CENTERS, INC.
                           900 North Michigan Avenue
                                   Suite 1500
                            Chicago, Illinois 60611

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1998
--------------------------------------------------------------------------------

     The annual meeting of shareholders of Urban Shopping Centers, Inc. will be held at the American National Bank, 1 North LaSalle Street, Chicago, Illinois 60690, on Wednesday, May 6, 1998, at ten o'clock a.m. Chicago time, for the following purposes:

     1. To elect nine directors to serve until the next annual meeting of shareholders and until their successors are elected and qualify;

     2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 12, 1998 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

                                          By Order of the Board of Directors



                                          NEIL G. BLUHM
                                          Co-Chairman



                                          JUDD D. MALKIN
                                          Co-Chairman

Chicago, Illinois
March 27, 1998

     SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                          URBAN SHOPPING CENTERS, INC.
                           900 North Michigan Avenue
                                   Suite 1500
                            Chicago, Illinois 60611


                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1998

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Urban Shopping Centers, Inc., a Maryland corporation (the "Company"), for use at the annual meeting of the Company's shareholders to be held on Wednesday, May 6, 1998, at the American National Bank, 1 North LaSalle Street, Chicago, Illinois 60690, at ten o'clock a.m., Chicago time, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     The Company expects to first send this Proxy Statement and the enclosed form of proxy to shareholders on or about March 27, 1998.

                                 ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1997, including financial statements audited by KPMG Peat Marwick LLP, independent auditors, and their report thereon dated February 6, 1998, is being mailed together with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 12, 1998 (the "Record Date"). In addition, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, will be sent to any shareholder, without charge, upon written request to Urban Shopping Centers, Inc., 900 North Michigan Avenue, Suite 1500, Chicago, Illinois 60611, attention: Corporate Secretary, which is the location of the Company's executive offices.

                               VOTING OF PROXIES

     Only shareholders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), and the Company's unit voting common stock, $.01 par value per share (the "Unit Voting Stock"), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters voted upon by shareholders. Each share of Unit Voting Stock is entitled to 25 votes on all matters voted upon by shareholders. There were 17,335,494 shares of Common Stock and 407,935 shares of Unit Voting Stock outstanding on the Record Date.

     Each valid proxy returned to the Company will be voted at the Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in favor of such proposal in accordance with the recommendations of the Board set forth in this Proxy Statement. The Company does not know of any matters to be presented at the Annual Meeting other than the proposals referred to on the proxies and described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed form of proxy intend to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted them in the proxies.

     Any person submitting a proxy may revoke it at any time before it is exercised by so notifying the Company in writing. In addition, persons submitting proxies may elect to vote their shares in person at the Annual Meeting, although mere attendance at the Annual Meeting will not serve to revoke a proxy.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Nine directors are to be elected at the Annual Meeting, which constitutes the entire Board. Such directors will serve until the Company's next annual meeting of shareholders and until their respective successors are elected and qualify, or until their earlier resignation, death, termination or removal. Directors will be elected by a plurality of the votes cast at the Annual Meeting. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

     Each valid proxy returned to the Company will be voted at the Annual Meeting for the nine nominees listed below, unless the proxy specifies otherwise. All of the nominees listed below are members of the present Board. Messrs. Bluhm, Malkin and Dominski have been directors since inception, Ms. Getzendanner and Messrs. Digney, Rooney and Segerstrom have been directors since October 18, 1993 and Messrs. Neal and Schreiber have been directors since February 13, 1995. Biographical information for each of the nominees is set forth under the caption "Management."
                                    Nominees
                                 Neil G. Bluhm
                                James B. Digney
                              Matthew S. Dominski
                               Susan Getzendanner
                                 Judd D. Malkin
                                  John E. Neal
                               Phillip B. Rooney
                               John G. Schreiber
                              Henry T. Segerstrom

     If any nominee should unexpectedly become unavailable for service, proxies will be voted for another person selected by the Board, unless the proxy specifies otherwise.

     With respect to the election of Disinterested Directors (as noted in the "Management" section), certain affiliates ("JMB Partners") of JMB Realty Corporation ("JMB Realty") have agreed to vote their 378,064 shares of Unit Voting Stock in the same proportion as votes represented by shares of Common Stock are cast by holders of Common Stock (including JMB Partners). Additionally, JMB Partners has the right to cause the Company to nominate one less than a majority of the Board as designated by it. Messrs. Bluhm, Malkin, Dominski and Schreiber are the nominees designated by JMB Partners.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of the Company, including certain executive officers of Urban Retail Properties Co. (the "Management Company") who are deemed to be executive officers of the Company. Under the Company's Articles of Incorporation, a majority of the Board must be unaffiliated with JMB Realty and its affiliates (the "Disinterested Directors").

                 NAME                      AGE                          POSITION
                 ----                      ---                          --------
Neil G. Bluhm..........................    60     Co-Chairman of the Board of Directors
James B. Digney*.......................    51     Director
Matthew S. Dominski*...................    43     Director, President and Chief Executive Officer
Susan Getzendanner*....................    58     Director
Judd D. Malkin.........................    60     Co-Chairman of the Board of Directors
John E. Neal*..........................    48     Director
Phillip B. Rooney*.....................    53     Director
John G. Schreiber......................    51     Director
Henry T. Segerstrom*...................    74     Director
James L. Czech.........................    58     Executive Vice President
Adam S. Metz...........................    36     Executive Vice President, Treasurer and Chief
                                                  Financial Officer
Joseph M. Shrader......................    52     President-Property Management, of the Management
                                                  Company
Ross B. Glickman.......................    48     President-Leasing, of the Management Company

-------------------------
* a Disinterested Director

     The following is a summary of the experience of the directors and executive officers listed in the above table:

     Neil G. Bluhm is the President of JMB Realty. Mr. Bluhm was one of the founders of JMB Realty in 1968 and has been an executive officer and a director of JMB Realty since that time. Mr. Bluhm is a lawyer and a Certified Public Accountant.

     James B. Digney is a Senior Vice President of Metropolitan Life Insurance Company ("MetLife") and is the head of MetLife's Real Estate Investments Department. In his present position, which he has held since 1988, Mr. Digney oversees a portfolio of debt and equity real estate investments exceeding $20 billion. Prior to attaining his current post, Mr. Digney spent 13 years with MetLife in Chicago, where he held several positions and ultimately assumed responsibility for all equity and new business production. Mr. Digney is a member of the Urban Land Institute and currently serves as a director of MetLife International Real Estate Equity Shares, Inc., the Realty Foundation of New York and the Greater New York Councils, Boy Scouts of America. In addition, he is a member and former director of the Real Estate Board of New York and NAIOP, the Association for Commercial Real Estate.

     Matthew S. Dominski is the President and Chief Executive Officer of the Company and is the Chairman of the Management Company. From 1991 to 1993, Mr. Dominski was the Chairman of JMB Retail Properties Company, a position in which he was responsible for all retail development, management and leasing activities within affiliated entities of JMB Realty. From 1987 to 1993, Mr. Dominski was Executive Vice President of JMB Realty and from 1988 to 1993, an Executive Vice President of JMB/Urban Development Co. Mr. Dominski joined JMB Realty in 1979 in the real estate acquisition area. He became a Vice President in 1982 and has overseen over $1.3 billion of real estate developed by JMB Realty and its affiliates.

     Susan Getzendanner is a partner with the law firm of Skadden, Arps, Slate, Meagher & Flom (Illinois) in Chicago, Illinois, a position she has held since 1987. From 1980 to 1987, Ms. Getzendanner served as a

United States Federal District Court Judge for the Northern District of Illinois. Ms. Getzendanner also is a director of the Rehabilitation Institute of Chicago and numerous not-for-profit Boards.

     Judd D. Malkin is Chairman of the Board of JMB Realty. Mr. Malkin was one of the founders of JMB Realty in 1968 and has been an executive officer and a director of JMB Realty since that time. Mr. Malkin is a Certified Public Accountant.

     John E. Neal was the President of Kemper Funds, a unit of Scudder Kemper Investments, Inc., from January 1996 to January 1998. From February 1995 to January 1996, he was the President and Chief Operating Officer of Kemper Financial Services, Inc. From July 1992 to February 1995, he was a Senior Vice President of Kemper Corporation and the head of Kemper's Real Estate Investments department. From 1974 to 1992, he served in a variety of management and executive positions within Continental Bank Corporation. Mr. Neal also serves as director of the following entities: Community Investment Corporation, the Bank of America Community Development Corporation and the YMCA of Metropolitan Chicago.

     Phillip B. Rooney is the Vice Chairman of the ServiceMaster Company, a management and consumer services company, since May 1997. From November 1984 to June 1996, he was the President and Chief Operating Officer, and, from June 1996 to February 1997, the President and Chief Executive Officer, of WMX Technologies, Inc. (formerly Waste Management, Inc.). Mr. Rooney also currently serves as a director of Illinois Tool Works, Inc., the ServiceMaster Company, Stone Container Corporation, Van Kampen American Capital and the Lyric Opera of Chicago and is a member of the Board of Trustees of the University of Notre Dame.

     John G. Schreiber is President of Schreiber Investments, Inc., a company engaged in the real estate investment business, since January 1991. He is also senior advisor and partner of Blackstone Real Estate Advisors, an affiliate of the Blackstone Group, L.P. Mr. Schreiber is a Trustee of AMLI Residential Properties Trust and a director of a number of mutual funds advised by T. Rowe Price Associates, Inc. Mr. Schreiber is also a director of JMB Realty. Prior to his retirement as an officer of JMB Realty in 1990, Mr. Schreiber was Chairman of JMB/Urban Development Co. from its inception in 1988 until 1990, and an Executive Vice President of JMB Realty from 1979 to 1990.

     Henry T. Segerstrom is a Managing Partner of C.J. Segerstrom & Sons, a California-based real estate development company. Mr. Segerstrom joined C.J. Segerstrom & Sons, the developer of South Coast Plaza and South Coast Plaza Town Center, in 1948 and has served in his current position since 1963. In addition, Mr. Segerstrom currently serves as a director and Vice Chairman, Endowment, of the Orange County Performing Arts Center, having served as Chairman of the Board and Chief Executive Officer thereof from 1987 to 1990, as a director of the Orange County Business Committee for the Arts and as a National Director of the Business Committee for the Arts. Mr. Segerstrom formerly served as a director of Security Pacific National Bank and of Bank America Corporation and as an advisory director of Bank of America, NT&SA until May 1993.

     James L. Czech is an Executive Vice President of the Company and the President-Development Group of the Management Company. Prior to 1993, Mr. Czech was President of the development group of JMB Retail Properties Company since its inception. Prior to joining an affiliate of JMB Realty in 1983 in a corporate acquisition, Mr. Czech was a Senior Vice President of Federated Stores Realty, Inc., the shopping center subsidiary of Federated Department Stores, Inc., where he served in that capacity since 1981. Mr. Czech is also a Certified Public Accountant.

     Adam S. Metz is an Executive Vice President and the Treasurer, Chief Financial Officer and Director of Acquisitions of the Company. Prior to 1993, he was a Vice President in the Capital Markets group of JMB Realty, where he was employed since 1987. From 1983 to 1987, Mr. Metz worked in the Commercial Real Estate Lending Group at The First National Bank of Chicago as a Corporate Lending Officer. He received his Masters of Management degree from Northwestern University and his Bachelor's degree from Cornell University.

     Joseph M. Shrader is the President-Property Management of the Management Company. From 1991 to 1993, Mr. Shrader was a Senior Executive Vice President of JMB Retail Properties Company where he directed property management for over 52 million square feet of retail space located across the country. From 1978 to 1991, Mr. Shrader served as Director of Retail Operations for JMB Properties Company. Mr. Shrader is a Certified Property Manager by the Institute of Real Estate Management.

     Ross B. Glickman is the President-Leasing of the Management Company. From 1991 to 1993, Mr. Glickman served as an Executive Vice President and the National Director of Leasing for JMB Retail Properties Company. From 1989 to 1991, Mr. Glickman was President of Glickman Properties and, from 1983 to 1989, he was Director of Real Estate for The Limited, Inc.

BOARD COMMITTEES AND MEETINGS

     The Company has standing Audit, Nominating and Executive Compensation Committees of the Board. Four meetings of the Board were held in 1997. The Audit Committee met four times in 1997. The Nominating Committee met once in 1997. The Executive Compensation Committee met twice in 1997.

     Messrs. Digney, Schreiber and Segerstrom constitute the Audit Committee, which must consist of two independent directors. The Audit Committee makes recommendations concerning the appointment of independent public accountants, reviews with such accountants the plans and results of audits, reviews the scope of professional services provided by such accountants and anticipated fees, considers the independence of such accountants, reviews management's evaluation of the adequacy of the Company's internal accounting controls and reviews the scope of the Company's internal audit procedures.

     Messrs. Bluhm, Dominski and Rooney constitute the Nominating Committee, a majority of the members of which must be Disinterested Directors. The Nominating Committee nominates the persons to be presented to the Company's stockholders for election as directors at each annual meeting. The Nominating Committee will consider nominees recommended by shareholders of the Company if such nominations are received not more than 120 days nor fewer than 90 days prior to the anniversary of the previous year's annual meeting of shareholders and the nominating shareholder provides all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required by the Nominating Committee.

     Mr. Malkin, Ms. Getzendanner, Mr. Neal and Mr. Segerstrom constitute the Executive Compensation Committee, which must consist entirely of "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a majority of the members of which must be Disinterested Directors. The Executive Compensation Committee determines the compensation of the Company's executive officers, reviews and makes recommendations on forms of incentive compensation, administers the Company's Option Plan and Incentive Unit Program and reviews and acts upon any changes to the Company's bonus incentive compensation plan and the Company's participation in the JMB 401(k) Plan and the Core Retirement Award Program. See "Option Plan," "Incentive Unit Program," "Incentive Compensation," "401(k) Plan" and "Core Retirement Award Program" below.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation of Mr. Dominski and the Company's four other most highly compensated executive officers during 1997. The table includes compensation from all sources for services rendered to the Company and its subsidiaries during 1995, 1996 and 1997.

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                       -----------------------
                                                                                               AWARDS
                                                         ANNUAL COMPENSATION           -----------------------
                                                  ----------------------------------   RESTRICTED   SECURITIES
                                                                        OTHER ANNUAL     STOCK      UNDERLYING     ALL OTHER
                                                               BONUS    COMPENSATION     AWARDS      OPTIONS    COMPENSATION(3)
         NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   ($)(1)        ($)          ($)(2)      (NUMBER)         ($)
-------------------------------------------------------------------------------------------------------------------------------
    Matthew S. Dominski.. ...............  1995    396,923    133,333        --               --        65,000       5,424
    President, Chief Executive             1996    433,846    146,667        --        2,273,750        65,000       5,450
      Officer and Director                 1997    473,846    176,016        --               --            --       5,750

    James L. Czech.......................  1995    337,692     78,200        --               --        18,000       5,424
    Executive Vice President               1996    352,692     81,650        --          735,625        15,000       5,450
                                           1997    367,692     93,425        --               --            --       5,750

    Ross B. Glickman.....................  1995    266,924     62,100        --               --        15,000       4,500
    President -- Leasing                   1996    295,384     69,000        --          735,625        15,000       4,500
      of the Management Company            1997    312,692     79,538        --               --            --       4,800

    Adam S. Metz.........................  1995    225,385     80,000        --               --        15,000       5,424
    Executive Vice President,              1996    255,385     80,000        --        1,070,000        15,000       5,450
      Treasurer and Chief                  1997    282,000    125,000        --               --            --       5,750
      Financial Officer

    Joseph M. Shrader....................  1995    233,462     54,050        --               --        15,000       5,424
    President -- Property Management       1996    243,462     56,350        --          401,250        15,000       5,450
      of the Management Company            1997    253,461     64,388        --               --            --       5,750

-------------------------
(1) Paid in February of the following year.
(2) Pursuant to the Urban Shopping Centers 1996 Incentive Unit Program, a total of 525,000 Incentive Units were awarded on November 7, 1996, having a total value at the grant date of $14,043,750. A portion of Incentive Units awarded are earned over a four-year performance period which commenced in 1996 only if the Company attains certain performance targets measured in terms of annual and cumulative growth in funds available for distribution per share and thereafter vest subject to the satisfaction of certain vesting requirements. Distributions are paid on Units earned but not vested. See "Incentive Unit Program" below. The amounts shown represent the value determined based on the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") on the date of grant of the total amount of Incentive Units awarded to each of the named persons which awards are subject both to the achievement of performance based conditions before they are earned and to subsequent vesting requirements. The total number of Incentive Units awarded to the named persons were as follows: Mr. Dominski, 85,000 Units; Mr. Czech, 27,500 Units; Mr. Glickman, 27,500 Units; Mr. Metz, 40,000 Units and Mr. Shrader, 15,000 Units. At December 31, 1997, the total number of Incentive Units that have been earned by the persons named (and the value of such earned Units on such date determined based on the closing price of the Common Stock on the NYSE on such date) are as follows: Mr. Dominski, 21,250 Units ($741,094); Mr. Czech, 6,875 Units ($239,766); Mr.
    Glickman, 6,875 Units ($239,766); Mr. Metz, 10,000 Units ($348,750); and Mr.
    Shrader, 3,750 Units ($130,781).
(3) For 1995, includes, with respect to Messrs. Dominski and Metz, contributions by the Company of $4,500 each under the Core Retirement Award Program and $924 each under the JMB 401(k) Plan, with respect to Messrs. Czech, Glickman and Shrader, contributions by the Management Company of $4,500 each under the Core Retirement Award Program and, with respect to Messrs. Czech and Shrader, contributions by the Management Company of $924 each under the JMB 401(k) Plan. For 1996, includes, with respect to Messrs. Dominski and Metz, contributions by the Company of $4,500 each under the Core Retirement Award Program and $950 each under the JMB 401(k) Plan, with respect to Messrs. Czech, Glickman and Shrader, contributions by the Management Company of $4,500 each under the Core Retirement Award Program and, with respect to Messrs. Czech and Shrader, contributions by the Management Company of $950 each under the JMB 401(k) Plan. For 1997, includes, with respect to Messrs. Dominski and Metz, contributions by the Company of $4,800 each under the Core Retirement Award Program and $950 each under the JMB 401(k) Plan, with respect to Messrs. Czech, Glickman and Shrader, contributions by the Management Company of $4,800 each under the Core Retirement Award Program and, with respect to Messrs. Czech and Shrader, contributions by the Management Company of $950 each under the JMB 401(k) Plan.

AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning exercises of options during 1997 by each of the executive officers named in the above table and the year-end value of unexercised options owned by such executive officers.

                                                             NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                              SECURITIES                    UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                              ACQUIRED ON     VALUE         OPTIONS AT YEAR-END(1)               AT YEAR-END(2)
                               EXERCISE      REALIZED    ----------------------------    ------------------------------
           NAME                (NUMBER)        ($)       EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
           ----               -----------    --------    -----------    -------------     -----------     -------------
Matthew S. Dominski.......           0            --       225,000          65,000         2,747,604         937,083
James L. Czech............           0            --        57,000          16,000           697,312         230,375
Ross B. Glickman..........      21,979       181,418            --          15,000                --         216,250
Adam S. Metz..............           0            --        47,000          15,000           578,062         216,250
Joseph M. Shrader.........      30,000       235,938        17,000          15,000           207,125         216,250

-------------------------
(1) Represents aggregate options to purchase shares of Common Stock or units of partnership interest ("Units") in Urban Shopping Centers, L.P., a partnership in which the Company is the approximately 70% managing general partner and through which the Company owns most of its interests (the are exercisable at December 31, 1997, 21,667 options are exercisable on or after February 13, 1998 and 43,333 options are exercisable one-half each on or after February 7, 1998 and February 7, 1999. In the case of Mr. Czech, 57,000 options are exercisable at December 31, 1997, 6,000 options are exercisable on or after February 13, 1998 and 10,000 options are exercisable one-half each on or after February 7, 1998 and February 7, 1999. In the case of Mr. Glickman, 5,000 options are exercisable on or after February 13, 1998 and 10,000 options are exercisable one-half each on or after February 7, 1998 and February 7, 1999. In the case of Mr. Metz, 47,000 options are exercisable at December 31, 1997, 5,000 options are exercisable on or after February 13, 1998 and 10,000 options are exercisable one-half each on or after February 7, 1998 and February 7, 1999. In the case of Mr. Shrader 17,000 options are exercisable at December 31, 1997, 5,000 options are exercisable on or after February 13, 1998 and 10,000 options are exercisable one-half each on or after February 7, 1998 and February 7, 1999. All of the foregoing options are exercisable earlier in the event of a change in control of the Company.

(2) The closing price of the Common Stock on the New York Stock Exchange on December 31, 1997 was $34.875 per share. The values reflected represent the difference between such price and the option exercise prices.

OPTION PLAN

     The Company has adopted the Urban Shopping Centers 1993 Option Plan (the "Option Plan") to provide incentives to attract and retain officers and key employees and service providers. The Option Plan provides for the grant of options to purchase a specified number of shares of Common Stock or Units. A total of 1,500,000 shares of Common Stock were available for grant and available to be issued upon exchange of Units issued under the Option Plan. Of that total, 324,990 shares of Common Stock had been issued at

March 12, 1998 upon exercise of options or upon exchange of Units issued upon exercise of options and options to acquire an additional 901,109 shares of Common Stock or Units were outstanding at such date. In the event of certain extraordinary events, the Executive Compensation Committee may make such adjustments in the aggregate number and kind of shares of Common Stock or Units reserved for issuance, the number and kind of shares of Common Stock or Units covered by outstanding awards and the exercise prices specified therein as they may determine to be appropriate.

     Participants in the Option Plan, who may be officers or employees of, or advisors/consultants to, the Company, its subsidiaries or designated affiliates, are selected by the Executive Compensation Committee. Five executive officers, approximately 36 employees of the Operating Partnership and the Management Company who are not executive officers and one advisor/consultant are currently eligible to participate in the Option Plan. The Executive Compensation Committee also determines the terms of options granted under the Option Plan including, among other things, the individuals who receive options, whether Incentive Stock Options ("ISOs") or non-qualified options are granted, the number of shares of Common Stock or Units subject to each option and the vesting schedule applicable to each option. Directors of the Company are also eligible to participate, but, in the case of non-employee directors, only pursuant to automatic grants under a specified formula set forth in the Option Plan. See "Compensation of Directors" below.

     The Executive Compensation Committee may amend any award previously granted, prospectively or retroactively. No such amendment may impair the rights of any participant under any award without the consent of such participant (except for any amendment made to cause the Option Plan to qualify for an exemption provided by Rule 16b-3 under the Exchange Act).

     The Option Plan authorizes the Executive Compensation Committee to grant options at an exercise price determined by the Executive Compensation Committee. Such price cannot be less than 100% of the fair market value of the shares of Common Stock or Units on the date on which the option in respect thereof is granted. Subject to the limitations described below regarding real estate investment trust ("REIT") qualification and taxes, with respect to any individual, the aggregate fair market value (determined at the time the option is granted) of shares of Common Stock with respect to which ISOs may be granted under the Option Plan, which options are exercisable for the first time during any calendar year, may not exceed $100,000, and there is no limit on the number of non-qualified options that may be granted to any one individual. No option may be granted or exercised if the grant or exercise of such option could cause the Company to fail to qualify as a REIT for Federal income tax purposes or to incur additional taxes under Section 857 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price is payable in cash or, in the case of certain employees, by an interest bearing promissory note payable within thirty days. The vesting provisions of the options are determined by the Executive Compensation Committee, except with regard to the automatic grant of options to non-employee directors. The right of any participant to exercise an option may not be transferred in any way other than by will or the laws of descent and distribution.

     Notwithstanding the foregoing references to the Executive Compensation Committee, the authority to grant and administer options awarded to Management Company employees who are not also directors or officers of the Company subject to Section 16(a) of the Exchange Act is vested in a committee of two or more directors of the Management Company. All options granted to such persons will be Unit options.

     The Company's independent directors received options in 1997 as described under "Compensation of Directors" below.

INCENTIVE UNIT PROGRAM

     The Company adopted the Urban Shopping Centers 1996 Incentive Unit Program (the "Incentive Unit Program") to further the Company's objective of long-term growth in funds available for distribution of the Company by providing long-term incentives to those key employees of the Operating Partnership and the Management Company who will be largely responsible for achievement of the long-term goals and long-term growth of the Company. The Incentive Unit Program is a deferred compensation plan which is tied to the attainment of targeted levels of annual and cumulative growth in the Company's funds available for distribution per share.

     The Incentive Unit Program is generally administered by the Executive Compensation Committee. Participants in the Incentive Unit Program are senior management and key employees of the Operating Partnership and the Management Company. The Executive Compensation Committee has sole and exclusive authority to select participants, and determine the awards to be made to each participant, from among those persons who are employees or otherwise provide services to the Operating Partnership, or who are officers, directors or other persons subject to Section 16(a) of the Exchange Act with respect to the Company, and the Board of Directors of the Management Company (or a committee duly authorized by it) has sole and exclusive authority to grant awards to those persons who are employees or otherwise provide services to the Management Company and who are not officers, directors or other persons subject to Section 16(a) of the Exchange Act with respect to the Company.

     The Incentive Unit Program establishes a four-year performance period, commencing January 1, 1996, during which participants are allocated an award of "Incentive Units" which constitute the right to receive Units if certain performance targets and vesting requirements are satisfied. A total of 525,000 Units may be issued under the Incentive Unit Program, and accordingly 525,000 shares of Common Stock are available to be issued upon exchange of such Units. All 525,000 Incentive Units have been initially awarded to five executive officers and approximately 42 employees of the Operating Partnership and the Management Company who are not executive officers.

     One-quarter of the Incentive Units initially awarded to a participant are attributable to and may be earned during each program year of the four-year performance period. The Incentive Units attributable to a program year are earned only if the targeted level of annual and cumulative growth in funds available for distribution per share for such year is met. If the annual target is not met, the awards attributable to that program year may be earned in a subsequent year if the cumulative growth target is met (including the shortfalls from prior years). The funds available for distribution goal for 1996 was $2.38 per share and increases 7% for each year through 1999. The following table provides the targets for each program year:

                                                         FUNDS
                                                     AVAILABLE FOR      ANNUAL      CUMULATIVE
PROGRAM                                              DISTRIBUTION       GROWTH        GROWTH
 YEAR                                                   TARGET          TARGET        TARGET
-------                                              -------------      ------      ----------
 1996     .........................................      $2.38(1)        7.0%(1)        7.0%
 1997     .........................................      $2.54           7.0%          14.6%
 1998     .........................................      $2.72           7.0%          22.3%
 1999     .........................................      $2.91           7.0%          30.9%

-------------------------
(1) Based on 1995 funds available for distribution of $2.22.

     The Executive Compensation Committee has determined that the targets for 1996 and 1997 were met. As of March 12, 1998, a total of 261,667 Incentive Units for the 1996 and 1997 program years have been earned and 43,337 of such Units have vested in participants.

     Once Incentive Units are earned, the earned Incentive Units vest one-third each year over a three-year period commencing on the first day of the calendar year subsequent to the year in which the Incentive Units were earned, provided that the participant remains in the employ of the Company or its affiliates on each such vesting date. Earned Incentive Units that have not vested will be forfeited upon termination of employment for reasons other than death or disability. Notwithstanding the foregoing, any earned Incentive Units will vest in full immediately if a participant's employment terminates by reason of death or disability or upon the occurrence of a change in control with respect to the Company. Generally, a change in control will occur if (i) any person (other than JMB Realty or its affiliates or associates) owns or controls 50% or more of the voting power or value of the Company or (ii) any person (other than JMB Realty or its affiliates or associates) owns or controls 20% or more of the voting power or value of the Company and the percentage of such ownership and control is greater than the percentage of ownership or control held by JMB Realty and its affiliates and associates.

     When Incentive Units have vested, the participant is entitled to receive a distribution of an equivalent number of Units. During the period after Incentive Units have been earned but prior to the date such Incentive Units have vested and been distributed to the participant, the participant is entitled to receive a divided equivalent cash compensation payment as of each distribution date with respect to Units equal to the participant's number of earned Incentive Units as of the record date of such distribution, multiplied by the distribution amount per Unit payable as of such distribution date.

     The Board may amend or terminate the Incentive Unit Program at any time, provided that no such amendment or termination shall materially adversely alter or impair the rights of participants with respect to awards previously made under the Incentive Unit Program.

INCENTIVE COMPENSATION

     The Company established a cash bonus incentive compensation plan for executive officers and key officers of the Company and the Management Company beginning in 1994. Under the plan, cash bonuses are awarded to executive officers and key officers covered under the plan based on the achievement of specified targets and goals for the Company. The targets are defined annual percentage increases in funds available for distribution per share. The amount of the cash bonus is based on a formula determined for each officer based on a range of 5% to 70% of base compensation. Payments under the plan for 1997 to the five most highly compensated executive officers are set forth in the "Bonus" column of the "Summary Compensation Table" above.

401(K) PLAN

     The Company and the Management Company are participating employers in the JMB Realty Corporation Employee Savings Plan (the "JMB 401(k) Plan"). The JMB 401(k) Plan permits the employees of the Company and the Management Company to defer a portion of their compensation, in accordance with the provisions of
Section 401(k) of the Code. All employees are limited to deferrals of 10% of pay not to exceed the statutory limit, for 1997, of $9,500. Those deferrals are treated for Federal income tax purposes as employer contributions. In addition, the Company and the Management Company will make a matching contribution of 10% of deferrals. All contributions to the JMB 401(k) Plan are subject to nondiscrimination requirements under the Code. The participating employer contributions other than salary deferrals are subject to a five-year graduated vesting schedule: the nonforfeitable portion for the first year of employment is 20% and for succeeding years is 40%, 60%, 80% and 100%.

     Employees of the Company and the Management Company are eligible to participate in the JMB 401(k) Plan if they meet certain requirements concerning minimum age and period of service. The JMB 401(k) Plan invests all contributions to the JMB 401(k) Plan in accordance with participants' elections among certain investment options provided through a group of mutual funds or other investment vehicles. Distributions from a participant's account are not permitted before age 59 1/2, except in the event of death, disability, certain financial hardships, or termination of employment.

     The employer contributions during 1997 by the Company and the Management Company under the JMB 401(k) Plan with respect to the five most highly compensated executive officers are set forth in footnote 3 to the "Summary Compensation Table" above.

CORE RETIREMENT AWARD PROGRAM

     As of January 1, 1995, JMB Realty replaced its prior retirement plan with the Core Retirement Award Program which is administered as part of the JMB 401(k) Plan. Under the Core Retirement Award Program, an employer contribution is made to the account of an Eligible Employee equal to 3% of such employee's total compensation (up to the limit set by the Internal Revenue Service). Such contributions are subject to the same vesting schedule as the JMB 401(k) Plan.

     The employer contributions during 1997 by the Company and the Management Company under the Core Retirement Award Program with respect to the five most highly compensated executive officers are set forth in footnote 3 to the "Summary Compensation Table" above.

COMPENSATION OF DIRECTORS

     The Company pays each of its independent directors an annual fee of $15,000 plus a fee of $1,000 for each quarterly meeting attended (in person or by telephone). Directors who are not independent are not paid any directors' fees. In addition, the Company reimburses all directors for expenses incurred in attending meetings.

     Each independent director then serving was also granted, upon reelection at the 1997 annual meeting, a ten-year option to acquire 1,500 shares of Common Stock at $30.125 per share (the fair market value on the grant date), and will annually, upon election or reelection, be granted a ten-year option to acquire an additional 1,500 shares at the fair market value on the date of the grant. Such options are not and will not be exercisable until after the first anniversary of the date of the grant.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     Mr. Dominski and the Company have entered into an employment agreement, which, pursuant to its terms, currently runs through December 31, 2000 and which will be automatically extended for an additional year at the end of each year, subject to the right of either party to terminate by giving 25 months' prior written notice. Pursuant to the agreement, Mr. Dominski is required to devote his entire business time to the Company. The agreement provides for a minimum annual base salary of $380,000, which may be increased (but not decreased) from time to time, as well as the use of an automobile, an allowance of up to $7,500 annually for tax planning and tax return preparation services and certain additional compensation. Mr. Dominski is also entitled to a bonus of up to 70% of his annual base salary, if funds available for distribution to shareholders per share for any year exceeds, by 4% to 19.2% or more, such measure for the immediately preceding year. Pursuant to the employment agreement, all outstanding options for shares of Common Stock or Units granted to Mr. Dominski shall vest immediately upon his death, permanent disability or termination without cause or upon a "Change in Control." "Change in Control" for purposes of the agreement means (i) the acquisition by any person (other than JMB Realty and its affiliates) of 50% or more of the voting stock of the Company or 20% or more of the voting stock of the Company if such ownership exceeds that of JMB Realty and its affiliates or (ii) the approval of a merger or consolidation (other than with JMB Realty or its affiliates) resulting in a change in ownership of 20% or more of the voting stock of the Company or sale of all or substantially all of the assets of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Malkin, Ms. Getzendanner, Mr. Neal and Mr. Segerstrom served as members of the Executive Compensation Committee of the Board during 1997. See the caption "Certain Relationships and Transactions" for a description of certain relationships and transactions between the Company and JMB Realty (of which Mr. Malkin is the Chairman) and its affiliates during 1997.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     For 1997, the Company's Executive Compensation Committee has based its compensation policy for its executive officers on a variety of factors, including job responsibility, salaries paid to executive officers of other real estate companies similar to the Company and job experience and performance of such officers. The

Company has established a cash bonus incentive compensation plan and the Incentive Unit Program for its executive officers and key employees, which provide, respectively, for cash bonuses of 5% to 70% of base compensation based on the achievement of targeted annual increases in funds available for distribution per share and for the issuance of Units based on the achievement of targeted levels of annual and cumulative growth in funds available for distribution per share and continued employment by the Company." See "Incentive Compensation" and "Incentive Unit Program" above. Also, the Company has adopted the Option Plan, which authorizes the Executive Compensation Committee to grant options for Common Stock and Units to the Company's executive officers and other employees at exercise prices determined by the Executive Compensation Committee. See "Option Plan" above. Through these plans and other means, the Executive Compensation Committee intends to maintain strong links between executive officer compensation and corporate and individual performance. For example, in 1997, after taking into account the grant date value of Incentive Units which vested on January 1, 1998 under the Incentive Unit Program and the dividend equivalent cash compensation paid under such Program during 1997 on Units earned but not vested (see "Incentive Unit Program" above), approximately 45% of Mr. Dominski's total compensation as the Company's Chief Executive Officer and between 29% and 45% of the total compensation of the four other most highly compensated executive officers of the Company was incentive-related and based upon the Company's 1996 and 1997 performance.

     It is the Executive Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, substantially all executive compensation be deductible for federal income tax purposes.
Section 162(m) of the Code limits the tax deduction for compensation paid to the Company's Chief Executive Officer and the other four most highly compensated officers who are employed at fiscal year end to $1 million per year, unless certain requirements are met. The Executive Compensation Committee believes that the Company's current compensation policies and arrangements will not result in compensation payments that will be non-deductible under Section 162(m) of the Code.

                        Executive Compensation Committee
                            Judd D. Malkin, Chairman
                               Susan Getzendanner
                                  John E. Neal
                              Henry T. Segerstrom

PERFORMANCE GRAPH

     The following line graph compares the percentage change in the Company's cumulative shareholder return on its shares of Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from October 6, 1993, the effective date of the Company's initial public offering, to December 31, 1997. The graph assumes the investment of $100 in the Company and each of the indices on October 6, 1993 and the reinvestment of all dividends. The NAREIT Index for October 1993 was prorated to adjust for the partial month. The return shown on the graph is not necessarily indicative of future performance.

[THE PERFORMANCE GRAPH APPEARS HERE.]

                                                       Urban
               Measurement Period                     Shopping           NAREIT           S&P 500
             (Fiscal Year Covered)                 Centers, Inc.         Index             Index
10/06/93                                                  $ 100.00          $ 100.00          $ 100.00
12/31/93                                                  $  93.62          $  92.96          $ 101.86
12/31/94                                                  $  91.83          $  95.90          $ 103.20
12/31/95                                                  $ 108.25          $ 110.55          $ 141.98
12/31/96                                                  $ 159.28          $ 149.54          $ 174.58
12/31/97                                                  $ 204.01          $ 179.83          $ 232.83

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to agreements made in connection with the formation of the Company, during 1997 an affiliate of JMB Realty and Penn Square Mall Limited Partnership ("PSMLP"), which owns all of the preferred stock of the Management Company and in which the Operating Partnership owns a 99% limited partnership interest, contributed $1,639,038 and $133,738, respectively, to the Management Company as additional capital to pay for the carrying costs of certain land parcels owned by the Management Company.

     During 1997, the Company completed its acquisition of two parcels of land aggregating 235 acres for the development of Citrus Park Town Center and the adjacent Citrus Park Plaza in Tampa, Florida. One of the parcels was owned by the Management Company and the other parcel was owned by an affiliate of JMB Realty. The Company held options to acquire each of these parcels pursuant to agreements made in connection with its formation. In each case, the acquisition price was below both fair market value and the price specified in the option agreement and the acquisitions were unanimously approved by all five of the Disinterested Directors present to vote upon the transactions. Payment of the aggregate acquisition price of $14.0 million was made through the issuance to affiliates of JMB Realty of 177,316 shares of Common Stock valued at $5.8 million, 10,146 shares of Unit Voting Stock valued at $0.3 million and 243,513 Units valued at $7.9 million.

     During 1997, the Company acquired the one-third interest of JMB Realty in Copley Place, located in Boston, Massachusetts. The Company held an option to acquire such interest pursuant to an agreement made in connection with its formation. The acquisition was below the price specified in the option agreement and was unanimously approved by all five of the Disinterested Directors present to vote upon the acquisition. Payment of the acquisition price was made through the issuance to JMB Realty of 1,282,828 Units valued at $42.3 million. In conjunction with the transaction, JMB Realty also purchased from the Company 53,451 shares of Unit Voting Stock for $1.8 million in cash in a transaction unanimously approved by all five of the Disinterested Directors present to vote upon the transaction.

     Also, during 1997, the Company issued to an affiliate of JMB Realty 5,600 shares of Unit Voting Stock for $0.2 million in cash in a transaction unanimously approved by the Disinterested Directors. The purpose of the transaction was to provide voting rights corresponding to the issuance of 134,400 Units to the JMB Realty affiliate in connection with the Company's acquisition from it of the Wolfchase Galleria land parcels during 1995.

     During 1997, the Management Company provided property management, leasing, development and consulting services for seven of the Company's properties. During 1997, the Company and the Operating Partnership incurred an aggregate of $1,880,000 in fees to the Management Company for such services. During 1997, the Operating Partnership provided its own property management services to eight of the Company's wholly owned properties. In connection therewith, the Operating Partnership is party to a services agreement with the Management Company to provide supervisory services by Management Company personnel at 105% of the Management Company's cost thereof. During 1997, the Operating Partnership incurred $1,061,000 to the Management Company for such services. The Management Company also provides property management, leasing and development services for certain retail properties owned or controlled by JMB Realty and its affiliates. The terms of any such services must be approved by a majority of the disinterested directors of the Management Company. Management fees are generally in the range of 3-6% of collected revenue from the managed property, and leasing fees are generally equal to $2 to $5 per square foot of rented space. For any such development services, the Management Company charges an amount intended to approximate fair market value. During 1997, JMB Realty and its affiliates incurred an aggregate of $7,116,000 in fees to the Management Company for management, leasing and development services. In 1997, the Management Company received $1,671,000 in property management, leasing and development fees from MetLife. Mr. Digney, a Director of the Company, is a Senior Vice President of MetLife.

     The Company and the Management Company sublease office space from an affiliate of JMB Realty. The net rent paid during 1997 under the sublease for home office space was $300,000. All other allocated rent expense paid under such subleases, including for regional offices, was $762,000 during 1997, of which $320,000 represented net rent.

     The Management Company provides certain administrative, computer and advisory services to JMB Realty and its affiliates. During 1997, the Management Company received $962,000 in payment for such services.

     Pursuant to a corporate services agreement, the Company, the Operating Partnership and the Management Company provide various managerial, administrative, accounting, investor relations and other services relative to the operations and administration of such entities. The corporate services agreement provides for the parties to reimburse each other quarterly for costs incurred under that agreement. During 1997, reimbursements incurred pursuant to the corporate services agreement were as follows: by the Company to the Operating Partnership, $198,000; by the Company to the Management Company, $39,000; and by the Management Company to the Operating Partnership, $337,000.

     The Company and the Operating Partnership utilize JMB Insurance Agency, Inc., an affiliate of JMB Realty, to provide insurance brokerage services for their properties and expect to continue to do so in the future. The terms of such services must be approved on an annual basis by a majority of the Disinterested Directors. During 1997, the Company and the Operating Partnership incurred an aggregate of $165,000 to JMB Insurance Agency, Inc. for insurance brokerage services.

                               SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the shares of Common Stock and Unit Voting Stock as of the Record Date for (1) each person who is known to the Company to have been the beneficial owner of more than five percent of the shares of Common Stock or Unit Voting Stock outstanding on the Record Date, (2) each director and executive officer of the Company and (3) the Company's directors and executive officers as a group. The number of shares of Common Stock beneficially owned by a person includes shares of Common Stock into which Units or shares of Unit Voting Stock beneficially owned by the person are exchangeable and shares of Common Stock issuable with respect to options held by the person which are exercisable within 60 days. Any holder of Units and Unit Voting Stock may exchange one share of Unit Voting Stock together with 24 Units for 25 shares of Common Stock. The percent of Common Stock beneficially owned by a person assumes that all shares of Unit Voting Stock and Units held by the person are exchanged for shares of Common Stock and all options held by the person which are exercisable within 60 days are exercised and that none of the shares of Unit Voting Stock or Units or options held by other persons are so exchanged or exercised. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.

                                              SHARES OF      PERCENT OF    SHARES OF UNIT   PERCENT OF UNIT
                                             COMMON STOCK   COMMON STOCK    VOTING STOCK     VOTING STOCK
                                             BENEFICIALLY   BENEFICIALLY    BENEFICIALLY     BENEFICIALLY
  NAME AND ADDRESS OF BENEFICIAL OWNER(1)       OWNED          OWNED           OWNED             OWNED
  ---------------------------------------    ------------   ------------   --------------   ---------------
Center Partners, Ltd.(2)...................    4,332,710        21.5%         116,938             28.7%
Urban-Water Tower Associates(3)............    2,267,800        11.6%          90,712             22.3%
Water Tower Associates-I, L.P.(3)..........    2,267,800        11.6%          90,712             22.3%
Urban Investment & Development Co.(3)(4)...    3,747,439        18.1%         138,424             34.0%
JMB Realty Corporation(2)(3)(4)(5).........   10,087,112        39.3%         335,640             82.4%
1975 Judd D. Malkin Life Insurance
  Trust(6).................................   10,087,112        39.3%         335,640             82.4%
Old Orchard Trust(7).......................            0           0%          42,424             12.5%
Cohen & Steers Capital Management,
  Inc.(8)..................................    1,585,900         9.2%               0                0%
Wellington Management Company, LLP(9)......    1,483,200         8.6%               0                0%
FMR Corp.(10)..............................    1,342,600         7.8%               0                0%
Neil G. Bluhm(11)..........................   10,087,112        39.3%         335,640             82.4%
James B. Digney(12)........................        7,500            *               0                0%
Matthew S. Dominski(12)....................      353,568         2.0%           1,052                 *
Susan Getzendanner(12).....................        7,500            *               0                0%
Judd D. Malkin.............................            0           0%               0                0%
John E. Neal(12)...........................       11,228            *               0                0%
Phillip B. Rooney(12)(13)..................       28,405            *               0                0%
John G. Schreiber..........................        1,000            *               0                0%
Henry T. Segerstrom(12)(14)................      628,075         3.6%          23,050              5.7%
James L. Czech(12).........................      123,596            *           2,223                 *
Ross B. Glickman(12).......................       10,000            *               0                0%
Adam S. Metz(12)...........................       57,750            *               0                0%
Joseph M. Shrader(12)......................       27,048            *               0                0%
All directors and executive officers as a
  group (13 persons).......................   11,342,782        43.4%         361,965             88.8%

-------------------------
  *  less than 1%

 (1) Unless otherwise noted, the address for each of the persons or entities is 900 North Michigan Avenue, Chicago, Illinois 60611.

 (2) Center Partners, Ltd. is a limited partnership, the sole general partner of which is JMB Realty. These securities are pledged as security for a line of credit with a group of banks.

 (3) Urban-Water Tower Associates is a general partnership, the general partners of which are Urban Investment & Development Co. and Water Tower Associates-I, L.P. JMB Realty is the managing general partner of Urban Investment & Development Co. and the sole general partner of Water Tower Associates-I, L.P. 1,979,969 of these securities are pledged as security for a line of credit with a group of banks.

 (4) Urban Investment & Development Co. is a general partnership, the managing general partner of which is JMB Realty. These securities are pledged as security for a line of credit with a group of banks.

 (5) JMB/Miami Investors, L.P. owns 16,681 shares of Unit Voting Stock and 400,344 Units. JMB Realty is the beneficial owner of 75% of the stock of the general partner of JMB/Miami Investors, L.P. The securities owned by JMB/Miami Investors, L.P. are pledged as security for a loan from a bank. JMB Properties Company owns 10,146 shares of Unit Voting Stock and 243,513 Units. JMB Realty is the beneficial owner of substantially all of the partnership interests in JMB Properties Company.

 (6) The 1975 Judd D. Malkin Life Insurance Trust, the co-trustees of which are Cary J. Malkin, Stephen J. Malkin, Barry A. Malkin, H. Rigel Barber and Neil G. Bluhm, may be deemed to beneficially own and to share voting and dispositive power with respect to the shares of Common Stock and Unit Voting Stock beneficially owned by JMB Realty. The 1975 Judd D. Malkin Life Insurance Trust is a significant stockholder of JMB Realty. The 1975 Judd
     D. Malkin Life Insurance Trust disclaims beneficial ownership of the shares of Common Stock and Unit Voting Stock beneficially owned by JMB Realty.

 (7) The co-trustees of the Old Orchard Trust are H. Rigel Barber, Jeffrey A. Gluskin and Gary A. Nickele.

 (8) Information with respect to beneficial ownership of Cohen & Steers Capital Management, Inc. is included herein in reliance on a Schedule 13G dated February 6, 1998 filed by Cohen & Steers Capital Management, Inc. with the Securities and Exchange Commission. The Schedule 13G indicates that Cohen & Steers Capital Management, Inc., in its capacity as investment advisor, may be deemed the beneficial owner of 1,585,900 shares of Common Stock which are owned by numerous of its investment advisory clients. The address of Cohen & Steers Capital Management, Inc. is 757 Third Avenue, New York, New York 10017.

 (9) Information with respect to beneficial ownership of Wellington Management Company, LLP is included herein in reliance on a Schedule 13G dated February 10, 1998 filed by Wellington Management Company, LLP with the Securities and Exchange Commission. The Schedule 13G indicates that Wellington Management Company, LLP, in its capacity as investment advisor, may be deemed the beneficial owner of 1,483,200 shares of Common Stock which are owned by numerous of its investment advisory clients. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(10) Information with respect to beneficial ownership of FMR Corp. is included herein in reliance on a Schedule 13G dated February 14, 1998 filed by FMR Corp. with the Securities and Exchange Commission. The Schedule 13G indicates that Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 1,221,100 shares of Common Stock and that Fidelity Management Trust Company is the beneficial owner of 121,500 shares of Common Stock as a result of acting as investment adviser to several investment companies. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(11) Mr. Bluhm may be deemed to beneficially own and to share voting and dispositive power with respect to the shares of Common Stock and Unit Voting Stock beneficially owned by JMB Realty. Mr. Bluhm is a significant stockholder of JMB Realty and is a co-trustee of certain trusts for the benefit of the family of Mr. Malkin, which trusts are significant stockholders of JMB Realty. Mr. Bluhm disclaims beneficial ownership of the shares of Common Stock and Unit Voting Stock beneficially owned by JMB Realty.

(12) Includes, with respect to Ms. Getzendanner and Messrs. Digney, Rooney and Segerstrom, options to acquire 7,500 shares of Common Stock each, and, with respect to Mr. Neal, options to acquire 4,500 shares of Common Stock. See "Executive Compensation -- Compensation of Directors." Includes, with respect to Messrs. Dominski, Czech, Glickman, Metz and Shrader, options as set forth under "Executive Compensation -- Aggregated Option Exercises in 1997 and Year-End Option Values."

(13) Mr. Rooney's address is 348 E. Third St., Hinsdale, Illinois 60521.

(14) Shares are held by the Segerstrom Community Property Trust of which Mr. Segerstrom is a co-trustee and by the Nellie Ruth Segerstrom Trust of which Mr. Segerstrom is a co-trustee and a co-beneficiary. Mr. Segerstrom's address is c/o Fashion Square Venturers, P.O. Box 25738, Santa Ana, California 92799.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, certain of the Company's officers, and beneficial owners of more than 10 percent of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and to send copies of such reports to the Company. Based solely upon a review of such reports and amendments thereto furnished to the Company and upon written representations of certain of such persons that they were not required to file certain of such reports, the Company believes that no such person failed to file any such report on a timely basis during 1997, except that Center Partners, Ltd., JMB Realty, Neil G. Bluhm and the 1975 Judd D. Malkin Life Insurance Trust each filed one report covering two transactions which were not reported on a timely basis.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick LLP as the Company's independent auditors for 1998. KPMG Peat Marwick LLP has served as the Company's independent auditors since the Company's formation. A proposal to ratify this appointment will be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to adopt this proposal. For purposes of the vote on the matter, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

     Each valid proxy returned to the Company will be voted for the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1998 unless the proxy specifies otherwise. The Board recommends that shareholders vote for the ratification of such appointment.

     The Company expects that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1999 annual meeting of shareholders must be received by the Company at its principal executive offices on or before December 1, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                           PROXY SOLICITATION EXPENSE

     The cost of soliciting proxies will be borne by the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.


------------------------------------------------------------------------------------------------------------------------------------

     [ ] PLEASE MARK YOUR                                                                                               6652
     VOTE AS IN THIS EXAMPLE.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3

                                    FOR         WITHHOLD                                              FOR      AGAINST     ABSTAIN
                                    ALL       VOTE FOR ALL              2. The ratification of        [ ]        [ ]         [ ]
                                  NOMINEES      NOMINEES                   the appointment of
     1. Election of Directors       [ ]            [ ]                     KPMG Peat Marwick
           (See Reverse)                                                   LLP as Independent
                                                                           auditors for 1998.
                                                                        3. To vote upon any
                                                                           other matters that
                                                                           may properly be
                                                                           presented at the
                                                                           meeting according
For, except vote withheld from the following nominee(s):                   to their best
                                                                           judgment and in
________________________________________________________                   their discretion.


                                                                           Please sign exactly as name appears
                                                                           hereon. If shares are held jointly,
                                                                           each joint tenant should sign. If
                                                                           signing as attorney, executor,
                                                                           administrator, trustee or guardian or
                                                                           as officer of a corporation or other
                                                                           entity, please give full title. Please
                                                                           sign, date and return this proxy card
                                                                           promptly using the enclosed envelope.

                                                                           ___________________________________________________
                                                                           Signature                              Date

                                                                           ___________________________________________________
                                                                           Signature, if held jointly             Date

------------------------------------------------------------------------------------------------------------------------------------


                           URBAN SHOPPING CENTERS, INC.
                                       PROXY

        THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

  P     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 6, 1998. The
  R     undersigned hereby appoints each of Neil G. Bluhm, Matthew S.
  O     Dominski and Judd D. Malkin, with full power of substitution, to
  X     represent the undersigned at the annual meeting of shareholders of
  Y Urban Shopping Centers, Inc. to be held on May 6, 1998, and at any adjournments or postponements thereof, and to cast at such meeting the votes that the undersigned would be entitled to cast if present at such meeting, in accordance with the following instructions. IF NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 ON THE REVERSE HEREOF.

        The election of the following persons as directors:

        Neil G. Bluhm, James B. Digney, Matthew S. Dominski, Susan Getzendanner, Judd D. Malkin, John E. Neal, Phillip B. Rooney, John
        G. Schreiber, Henry T. Segerstrom.

        The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.

            (Continued and to be signed and dated on the reverse side.)